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                                                                    EXHIBIT 10.4


                                 PROMISSORY NOTE


$4,500,000.00                                                  December 15, 1999

         1. Promise to Pay. FOR VALUE RECEIVED, the undersigned, CHORUS CORPORATION a Minnesota corporation ("Maker"), hereby promises to pay to the order of JACKSON NATIONAL LIFE INSURANCE COMPANY, a Michigan corporation, its successors or assigns ("Noteholder"), the principal sum of Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00), with interest on the unpaid principal balance thereof from the date hereof until maturity at the rates per annum hereinafter specified (the rate from time to time in effect hereunder being herein referred to as the "Interest Rate"), both principal and interest being payable as hereinafter provided in lawful money of the United States of America at 225 West Wacker Drive, Suite 1200, Chicago, Illinois 60606 or at such other place as from time to time may be designated by Noteholder. Interest shall be calculated and paid on the basis of a 30-day month and 360-day year.

         2. Interest Rate and Payments. The unpaid principal balance of this Note shall accrue interest at the rate or rates per annum set forth below and shall be payable as follows:

            2.1 Interest Rate. Subject to the following provisions of this paragraph 2.1 and to the provisions of paragraph 2.2 below, the outstanding principal balance hereof shall bear interest at the rate of eight and fifty-one one hundredths percent (8.51%) per annum. Subject to the provisions of paragraph 2.2 below, the Interest Rate shall be adjusted, effective as of the first (1st) day of January, 2000 and the first (1st) day of each month thereafter, to the rate per annum equal to the greater of (i) the Index Rate determined with respect to such date, plus two and five one hundredths percent (2.05%), or (ii) six percent (6%). For purposes hereof, the term "Index Rate" shall mean the one-month London Interbank Offered Rates (LIBOR) as shown in the "Money Rates" column in the "Money and Investing" section of The Wall Street Journal as published on the last business day prior to the date on which the applicable interest rate adjustment is to occur, or if such index is no longer published daily, the one-month LIBOR as available through the Bloomberg L.P. or a similar service designated by Noteholder.

            2.2 At any time on or after January 1, 2000, and prior to June 30, 2004, but only once during any calendar year, Maker shall have the right to request, by written notice to Noteholder, that Noteholder convert this Note and the loan evidenced hereby to a fixed rate Note. Within fifteen (15) days after such written notice is given by Maker (which notice shall be accompanied by current financial statements for the property encumbered by the Mortgage and such other documents as are reasonably requested by Noteholder), Noteholder shall give



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            written notice to Maker specifying the interest rate spread which
            Noteholder intends to use to calculate the adjusted Interest Rate, which will be quoted over a nineteen (19)-year U.S. Treasury Index if Maker makes such request during the first Loan Year (as hereinafter defined), and which will be quoted over the U.S. Treasury Index having a maturity closest to January 1, 2020. If Maker makes such request during the first Loan Year, the interest rate spread shall be two and fifteen one hundredths percent (2.15%). If Maker makes such request after the first Loan Year, the interest rate spread shall be selected by Noteholder in its sole discretion. Maker agrees to provide Noteholder with any updated financial information and other information reasonably requested by Noteholder necessary for Noteholder to determine the appropriate interest rate spread. Maker, if it so elects, shall notify Noteholder in writing, on or before the date five (5) business days after such written notice specifying the interest rate spread was given by Noteholder (the date of such written notice by Maker being herein referred to as the "Reset Date") that Maker accepts and agrees to Noteholder's proposed interest rate spread. If Maker does not accept and agree to Noteholder's proposed interest rate spread by giving written notice of such acceptance and agreement to Noteholder as provided above, Maker shall be deemed to have elected to withdraw its request to convert this Note and the loan evidenced hereby to a fixed rate, and this Note shall bear interest as provided in paragraph 2.1 above, and otherwise be payable, as though Maker had not requested such conversion. In the event Maker accepts and agrees to Noteholder's proposed interest rate spread, (i) the Interest Rate shall be adjusted, effective as of the first day of the first full calendar month occurring at least forty-five (45) days after the Reset Date (such first day of such month being herein referred to as the "Fixed Rate Loan Commencement Date"), to the rate per annum equal to (x) the applicable U.S. Treasury Index in effect on the Reset Date, plus
            (y) Lender's proposed interest rate spread, and (ii) commencing on the first day of the first full calendar month following the Fixed Rate Loan Commencement Date, and on the first day of each month thereafter, Maker shall pay Noteholder monthly payments of principal and interest in an amount equal to the amount necessary to amortize the unpaid principal balance of this Note as of the Fixed Rate Loan Commencement Date (following the payment of principal due on such date), together with interest thereon at the Interest Rate, as adjusted in accordance with the provisions of this paragraph 2.2, in equal monthly payments over the period commencing on the Fixed Rate Loan Commencement Date to and including December 31, 2019 (i.e., the remainder of the original 20-year amortization period), and (iii) Maker and Noteholder shall enter into such documents amending this Note and the other Loan Documents as Noteholder may request, and
            (iv) Maker shall have no further right to request that Noteholder convert this Note to a fixed rate Note. Maker shall pay all costs and expenses incurred by Noteholder in connection with any such request, whether or not Maker thereafter elects to accept and agree to Noteholder's proposed interest rate spread, including without limitation Noteholder's attorneys' fees incurred in connection with such request




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            and amending this Note and the other Loan Documents, title insurance premiums and costs and recording fees.

            2.3 Monthly Payments. Principal and interest upon this Note shall be paid as follows:

                (a) Interest only on the unpaid principal balance at the
            Interest Rate shall be due and payable on the date hereof in an amount equal to interest accrued from and including the date hereof through the last day of December, 1999.

                (b) Subject to the provisions of paragraph 2.2 above, on the first (1st) day of February, 2000, and on the first (1st) day of each month thereafter, Maker shall pay Noteholder monthly payments of principal and interest in an amount equal to the amount necessary to amortize the then unpaid principal balance of this Note, together with interest hereon at the Interest Rate in effect on the day immediately prior to the date on which the monthly payment in question is due, in equal monthly payments over the period commencing on the first (1st) of the month preceding the date on which such monthly payment is due to and including December 31, 2019.

                (c) On the first (1st) day of January, 2005, or, if this Note is converted to a fixed rate Note pursuant to the provisions of Section
            2.2 above, on the first (1st) day of January, 2020 (the applicable date being herein referred to as the "Maturity Date"), the entire unpaid principal balance together with all accrued interest, if not sooner paid, shall be due and payable.

         3. Treatment of Payments. All payments of principal, interest, late charges (as described below), and prepayment premium (as described below), if any, due under this Note shall be paid to Noteholder by wire transfer or check of immediately available funds to such bank or place, and in such other manner, as Noteholder may from time to time designate. If such payment is received by 2:00 p.m., such payment will be credited to Maker's account as of the date on which received. If such payment is received after 2:00 p.m., such payment will be credited to Maker's account on the business day next following the date on which received. Each installment payment under this Note shall be applied first to the payment of any cost or expense for which Maker is liable hereunder or under the other Loan Documents, including any unpaid late charge, then to accrued interest and the remainder to the reduction of unpaid principal. Time is of the essence as to all payments hereunder.

         4. Late Charges. If any monthly installment of principal and/or interest is not paid in full on or before the tenth day of the month in which such payment is due, then a charge for late payment ("Late Charge") in the amount of five percent (5%) of the amount of such installment shall be immediately assessed and shall be immediately due and payable by Maker. The parties hereby recognize that the Late Charge is a reasonable approximation of an actual loss difficult to



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estimate. Noteholder's failure to collect such Late Charge shall not constitute a waiver of Noteholder' s right to require payment of such Late Charge for past or future defaults. The Late Charge shall be in addition to all other rights and remedies available to Noteholder upon the occurrence of a default under the Loan Documents.

         5. Default Interest. Upon the occurrence of (a) an Event of Default (as defined in the Loan Agreement) or (b) maturity of this Note, interest shall accrue hereunder at an annual rate (the "Default Rate") equal to the lesser of
(i) eighteen percent (18%) and (ii) the maximum rate allowed by law. The Default Rate shall accrue on the entire outstanding balance hereof, including, without limitation, delinquent interest and any and all costs and expenses incurred by Noteholder in connection therewith.

         6. Security. This Note is made pursuant to a Loan Agreement of even date herewith (the "Loan Agreement") and secured by, among other things, a Mortgage, Security Agreement and Financing Statement (hereinafter called the "Mortgage") of even date herewith in favor of Noteholder evidencing a lien on certain real property in Ramsey County, Minnesota, described therein, and evidencing a security interest in certain personal property, fixtures and equipment described therein. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         7. Event of Default. Upon the failure to pay any installment of principal and/or interest due on this Note as above promised or upon the occurrence of an Event of Default, Noteholder shall have the option of declaring the indebtedness evidenced hereby to be immediately due and payable ("the Loan Acceleration"). After Loan Acceleration, Noteholder shall have the option of applying any payments received to principal or interest or any other costs due pursuant to the terms of this Note or the Loan Documents.

         8. Prepayment. No prepayment of the principal balance of the Note is allowed prior to the expiration of the first Loan Year. Thereafter, prior to the conversion, if any, of this Note to a fixed rate Note pursuant to Section 2.2 hereof, the Maker may prepay this Note in whole, but not in part1, upon 30 days' prior written notice, upon payment of a prepayment premium equal to 3% of the principal amount being prepaid if prepayment is made during the second Loan Year, 2% of the principal amount being prepaid if prepayment is made during the third Loan Year, 1% of the principal amount being prepaid if prepayment is made during the fourth Loan Year, and no prepayment premium shall be payable if prepayment is made thereafter. If this Note is converted to a fixed rate Note pursuant to Section 2.2 hereof, the provisions of the immediately preceding sentence of this paragraph 8 shall no longer apply, and thereafter Maker may prepay this Note in whole, but not in part, upon 30 days' prior written notice, upon payment of a yield maintenance premium ("Premium") equal to the greater of
(i) 1% of the outstanding principal balance at the time of prepayment or (ii) the present value on the date of prepayment of all future principal and interest payments beginning with the payment due on the second month following the date of prepayment, including any balloon payments, assuming payment in accordance with the repayment terms of this Note less the current outstanding principal balance of the loan evidenced hereby. The



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interest rate used in calculating the present value shall be the Treasury Rate, as defined herein, divided by twelve. "Treasury Rate" shall be the yield as reported by Bloomberg L.P. of U.S. Government Treasury Securities having a maturity date which is the same as the Maturity Date three (3) business days prior to the date of prepayment ("Index"). If for any reason the Index is not published, the Treasury Rate shall be based on the yields reported in another publication of comparable reliability and institutional acceptance as selected by Noteholder in its sole discretion which most closely approximates yields in percent per annum of selected U.S. Treasury securities of varying maturities. If no Treasury Constant Maturities are published for the specific length of time to the Maturity Date, the index to be utilized shall be the weighted average of the Treasury Constant Maturities published for the two periods most nearly corresponding to the Maturity Date. No Premium shall apply to a payment in full during the ninety (90)-day period prior to the Maturity Date or due to taking through condemnation or a casualty where Noteholder applies proceeds to prepay the loan evidenced hereby. No involuntary partial prepayment shall suspend or reduce any required installment payments. If Loan Acceleration has occurred, and Maker wishes to pay the loan evidenced hereby in full, the payment tendered must include either (i) the applicable prepayment premium, if the payment is tendered during a period when prepayment is permitted under this Note, or (ii) the greater of such prepayment premium or 10% of the principal amount owed on the date of default, if the payment is tendered during a period when prepayment is prohibited under this Note. For purposes of this Note, the term "Loan Year" shall mean the one-year period commencing on January 1, 2000, and each one-year period thereafter.

         9. Non-Usurious Loan. It is the intent of Noteholder and Maker in this Note and the other Loan Documents now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Noteholder and Maker stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith including but not limited to the Loan Documents, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, or interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law. Neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be required to pay interest on this Note at a rate in excess of the maximum interest that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of this Note, the Loan Documents and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Noteholder expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note is accelerated for any reason or if the principal of this
Note is paid prior to the Maturity Date, and as a result thereof the interest received for the actual period of existence of this Note exceeds the applicable maximum lawful rate, Noteholder shall, at its option, either refund the amount of such excess or credit the amount of such excess against the principal balance of this Note then outstanding and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Noteholder collects monies which are deemed to constitute interest which would increase the effective interest rate on this



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Note to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the lawful rate shall, upon such determination, at the option of Noteholder, be either immediately returned or credited against the principal balance of this Note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note Maker acknowledges that it believes this Note and all interest and fees paid in connection with the loan represented by this Note, to be nonusurious. Maker agrees that if, at any time, Maker should believe that this Note or the loan represented by this Note is in fact usurious, Maker will give Noteholder notice of such condition and Maker agrees that Noteholder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such condition exists. The term "applicable law" as used in this Note shall mean the laws of the State of Minnesota or the laws of the United States, whichever allows the greater rate of Interest, as such laws now exist or may be changed or amended or come into effect in the future.

         10. Noteholder's Attorney Fees. Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, or if the lien or priority of the lien represented by the Mortgage or the other Loan Documents is the subject of any court proceeding, Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to Noteholder in addition to the principal and interest due and payable hereon reasonable attorney and collection fees including those incurred by Noteholder for any appeal.

         11. Maker's Waivers. Maker and all endorsers, guarantors and sureties of this Note and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, notice of acceleration, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

         12. Payment of Taxes and Fees. Maker agrees to pay the cost of any revenue, tax or other documentary fee or stamps now or hereafter required by law to be affixed to this Note or the Mortgage.

         13. Governing Law. This Note and the rights, duties and liabilities of the parties hereunder and/or arising from or relating in any way to the indebtedness evidenced by this Note or the transaction of which such indebtedness is a part shall be governed and construed for all purposes by the law of the State of Minnesota.

         14. WAIVER OF TRIAL BY JURY. MAKER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN



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ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE,
RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED HEREBY, THE APPLICATION FOR THE LOAN EVIDENCED HEREBY, THE LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF NOTEHOLDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

         IN WITNESS WHEREOF, Maker has caused this Note to be duly executed as of the day and year first above written.

                                         MAKER:

                                         CHORUS CORPORATION, a Minnesota
                                         corporation
                                         Taxpayer ID Number: 41-1569588


                                         By:   /s/ Frank Kraemer
                                             -----------------------------------
                                         Name:     Frank Kraemer
                                               ---------------------------------
                                         Title:    CFO
                                                --------------------------------


STATE OF MINNESOTA                  )
                                    ) ss
COUNTY OF HENNEPIN                  )

         The foregoing instrument was acknowledged before me this 15 day of
December, 1999, by            Frank Kraemer       , the         CFO          of
                   -------------------------------     ----------------------
Chorus Corporation, a corporation organized under the laws of the State of Minnesota, on behalf of the corporation.

                                                /s/ John R. Haley
                                           -------------------------------------
                                           Notary Public

NOTARY STAMP:
------------
John R. Haley
Notary Public-Minnesota
ANOKA COUNTY
My Commission Expires Jan. 31, 2000




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